Exhibit 10.45

FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

This FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”), dated as of October 20, 2016 (the “Fourth Amendment Date”), is by and among (a) ALIMERA SCIENCES LIMITED, a company registered under the laws of England and Wales under company number 08018355 and having its registered office at Royal Pavilion, Wellesley Road, Aldershot, Hampshire, United Kingdom, GU11 1PZ (“Borrower”), (b) the several banks and other financial institutions or entities from time to time parties to this Loan Agreement (as defined below) (collectively, referred to as “Lender”), and (c) HERCULES CAPITAL, INC., a Maryland corporation, in its capacity as administrative agent for itself and Lender (in such capacity, the “Agent”).
WHEREAS, Borrower, Lender and the Agent are parties to a certain Loan and Security Agreement, dated as of April 24, 2014, as amended by a certain First Amendment to Loan and Security Agreement dated as of November 2, 2015, as further amended by a certain Second Amendment to Loan and Security Agreement dated as of March 14, 2016, and as further amended by a certain Third Amendment to Loan and Security Agreed dated as of May 26, 2016 (as the same has been and may from time to time be further amended, modified, supplemented, restated or amended and restated in accordance with its terms, the “Loan Agreement”); and
WHEREAS, in accordance with Section 11.3 of the Loan Agreement, Agent, Borrower and Lender desire to amend the Loan Agreement as provided herein.
NOW THEREFORE, in consideration of the mutual agreements contained in the Loan Agreement and herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
1.    Defined Terms. Terms not otherwise defined herein which are defined in the Loan Agreement shall have the same respective meanings herein as therein.
2.    Amendments to Loan Agreement. Subject to the satisfaction of the conditions set forth in Section 3 of this Amendment, as of the Fourth Amendment Date, the Loan Agreement is hereby amended as follows:
(a)    The Loan Agreement shall be amended by deleting Recital A thereof in its entirety and inserting in lieu thereof the following:
“    A.    Borrower has requested Lender to make available to Borrower term loans (each a “Term Loan Advance” and collectively, the “Term Loan Advances”) in an aggregate principal amount of up to Forty-Five Million Dollars ($45,000,000.00) (the “Maximum Term Loan Amount”); and”
(b)    The Loan Agreement is hereby amended by inserting the following new definitions to each appear alphabetically in Section 1.1 thereof:
“    “Adjusted EBITDA” means, as calculated on a consolidated basis for the Consolidated Group, (a) Net Income, plus (b) Interest Expense, plus (c) to the extent deducted in the calculation of Net Income, depreciation expense and amortization expense, plus (d) income tax expense, plus (e) non-cash stock compensation expense, plus (f) to the extent deducted in the calculation of Net Income, non-realized losses from foreign currency exchange transactions, minus

(g) to the extent included in the calculation of Net Income, non-realized gains from foreign currency exchange transactions, plus (h) to the extent included in the calculation of Net Income, losses from the change in fair value of derivative warrant liability, minus (i) to the extent included in the calculation of Net Income, gains from the change in fair value of derivative warrant liability.”
“    “Adjusted EBITDA Letter Agreement” means that certain letter agreement among Agent, Lender and Borrower regarding the Adjusted EBITDA required pursuant to Section 7.16(b), dated as of the Fourth Amendment Date, as may from time to time be amended, modified, supplemented, restated or amended and restated in accordance with the terms of this Agreement.”
“    “Adjusted EBITDA Required Amount” means, with respect to any date of determination, the amount of Adjusted EBITDA for the six-month period ending on such date of determination set forth in the Adjusted EBITDA Letter Agreement.”
“    “Fourth Amendment Date” means October 20, 2016.”
“    “Fourth Draw Period” means the period commencing upon the Fourth Draw Period Availability Event and ending on the earlier to occur of (a) December 31, 2017, and (b) an Event of Default.”
“    “Fourth Draw Period Availability Event” means the occurrence of all of the following: (a) Borrower delivering to Agent and Lender evidence reasonably acceptable to each of Agent and Lender that the Consolidated Group has achieved net revenue from sales of Borrower Products in an aggregate amount greater than or equal to Fifteen Million Dollars ($15,000,000.00) during any three month period ending on the last day of any calendar month after the Fourth Amendment Date, (b) no Event of Default having at any time occurred or having been continuing after the Fourth Amendment Date, and (c) Lender having made to Borrower a Term Loan Advance in an amount equal to Five Million Dollars ($5,000,000.00) during the Third Draw Period.”
“    “Interest Expense” means, for any fiscal period, interest expense of the Consolidated Group (whether cash or non-cash) determined in accordance with GAAP for the relevant period ending on such date, including, in any event, interest expense with respect to any Term Loan Advance and other Indebtedness of any member of the Consolidated Group, including, without limitation or duplication, all commissions, discounts, or related amortization and other fees and charges with respect to letters of credit and bankers’ acceptance financing and the net costs associated with interest rate swap, cap, and similar arrangements, and the interest portion of any deferred payment obligation (including leases of all types).”
“    “Liquidity Reduction Beginning Measurement Date” means the first day of the first month of the three consecutive calendar months in which Borrower has achieved positive Adjusted EBITDA, on a trailing three (3) month basis, that immediately precede the Minimum Required Liquidity Reduction Period Commencement Date.”

“    “Minimum Required Liquidity Amount” means Twenty-Five Million Dollars ($25,000,000.00), of which at least Twelve Million Five Hundred Thousand Dollars ($12,500,000.00) shall be in the form of unrestricted and unencumbered cash, provided, however, that during the Minimum Required Liquidity Reduction Period only, the Minimum Required Liquidity Amount shall be Twenty Million Dollars ($20,000,000.00), of which at least Ten Million Dollars ($10,000,000.00) shall be in the form of unrestricted and unencumbered cash.”
“    “Minimum Required Liquidity Reduction Period” means the period commencing upon the Minimum Required Liquidity Reduction Period Commencement Date and terminating upon the earlier to occur of (a) the Minimum Required Liquidity Reduction Period Termination Date, and (b) the occurrence or during the continuance of an Event of Default.”
“    “Minimum Required Liquidity Reduction Period Commencement Date” is the date on which both Agent and Lender have determined in writing in the sole discretion of each that the Consolidated Group has achieved positive Adjusted EBITDA on a trailing three (3) month basis for three (3) consecutive three-month periods each ending on the last day of a calendar month that is after the Fourth Amendment Date.”

“    “Minimum Required Liquidity Reduction Period Termination Date” is (a) at all times through and including the date that is six (6) months after the Minimum Required Liquidity Reduction Period Commencement Date, the earlier to occur of (i) the Consolidated Group failing to maintain, as of any date of determination, positive net Adjusted EBITDA for the period (A) commencing upon the Liquidity Reduction Beginning Measurement Date, and (B) ending on such date of determination, and (ii) the Consolidated Group failing to maintain Adjusted EBITDA of at least ($1,500,000) for any three-month period ending on the last day of a calendar month, and (b) as of the date that is six (6) months after the Minimum Required Liquidity Reduction Period Commencement Date, and at all times thereafter, the occurrence of Borrower failing to maintain positive three (3) month Adjusted EBITDA for any three-month period ending on the last day of a calendar month.”

“    “Net Income” means, as calculated on a consolidated basis for the Consolidated Group for any period as at any date of determination, the net profit (or loss), after provision for taxes, of the Consolidated Group for such period taken as a single accounting period.”
“    “Net Revenue Monthly Required Amount” means (a) with respect to the month ending August 31, 2016 and each calendar month prior thereto, the amount that is ninety percent (90.0%) of the actual net revenues of the Consolidated Group from the sale of Borrower Products achieved during such month, and (b) with respect to the month ending September 30, 2016 and each calendar month thereafter, seventy percent (70.0%) of the amount of net revenues of the Consolidated Group from the sale of Borrower Products projected for such month in the Plan.”

“    “Net Revenue Required Amount” means, with respect to any trailing six-month period, the lesser of (a) the sum of the Net Revenue Monthly Required Amount for each calendar month occurring during such trailing six-month period, and (b) Thirty Million Dollars ($30,000,000.00).”
“    “PIK Interest” shall have the meaning assigned to such term in Section 2.1(c)(ii).”
“    “PIK Interest Rate” means one percent (1.0%).”
“    “Tested Month” means each calendar month other than a calendar month in which both (a) the Consolidated Group maintains Liquidity at all times during such calendar month of not less than Thirty-Five Million Dollars ($35,000,000.00) at all times during such month, and (b) no Event of Default has occurred or is continuing at any time during such calendar month.”
“    “Third Draw Period” means the period commencing upon the occurrence of the Third Draw Period Availability Event, and ending on the earlier to occur of (a) June 30, 2017, and (b) an Event of Default.”
“    “Third Draw Period Availability Event” means the occurrence of both of the following: (a) Borrower delivering to Agent and Lender evidence reasonably acceptable to each of Agent and Lender that the Consolidated Group has achieved net revenue from sales of Borrower Products in an aggregate amount greater than or equal to Twelve Million Dollars ($12,000,000.00) during any three month period ending on the last day of any calendar month after the Fourth Amendment Date, and (b) no Event of Default having at any time occurred or having been continuing after the Fourth Amendment Date.”
(c)    The Loan Agreement is hereby amended by deleting the following terms and their definitions from Section 1.1 thereof in their entirety and inserting in lieu thereof the following:
“    “Amortization Date” means December 1, 2018.”
“    “Loan Documents” means this Agreement, the Notes, the ACH Authorization, the Account Control Agreements, the Joinder Agreements, all UCC Financing Statements, the Warrant, the Debenture, the Alimera US Guaranty, the AS C.V. Guaranty, the Alimera Sciences B.V. Guaranty, the Alimera US Security Agreement, the Deed of Disclosed Pledge of Receivables, the Adjusted EBITDA Letter Agreement, and any other documents executed in connection with the Secured Obligations or the transactions contemplated hereby, as the same may from time to time be amended, modified, supplemented or restated.”
“    “Term Loan Interest Rate” means for any day, a floating per annum rate equal to: (a) prior to the Fourth Amendment Date, the greater of (i) ten and nine-tenths of one percent (10.90%), and (ii) the sum of (A) ten and nine-tenths of one percent (10.90%), plus (B) the Prime Rate minus three and one-quarter of one percent (3.25%), and (b) on and after the Fourth Amendment Date, the greater of (i) eleven percent (11.0%), and (ii) an amount equal to (A) eleven percent (11.0%), plus (B) the Prime Rate, minus (C) three and one-half of one percent (3.50%). The Term Loan Interest Rate will change from time to time on the day the Prime Rate changes.”
“    “Term Loan Maturity Date” means November 1, 2020.”
(d)    The Loan Agreement is hereby amended by amending and restating Section 2.1(a) thereof as follows:
“    (a)    Advances. Lender has made, and Borrower has drawn, Term Loan Advances in the original principal amount of Thirty-Five Million Dollars ($35,000,000), which Term Loan Advances are outstanding as of the Fourth Amendment Date. Subject to the terms and conditions of this Agreement, Borrower may request a Term Loan Advance: (i) one (1) time during the Third Draw Period, in the principal amount of Five Million Dollars ($5,000,000.00), and (ii) one (1) time during the Fourth Draw Period, in the principal amount of Five Million Dollars ($5,000,000.00), provided that no Lender shall be required to make a Term Loan Advance exceeding its Term Loan Commitment with respect to any above date or draw period. The aggregate principal amount of all Term Loan Advances shall not exceed the Maximum Term Loan Amount. Proceeds of any Advance shall be deposited into an account that is subject to a perfected security interest in favor of Agent perfected by an Account Control Agreement.”
(e)    The Loan Agreement is hereby amended by amending and restating Section 2.1(c) thereof as follows:
“    (c)    Interest.
(i)    Cash Interest. In addition to PIK Interest, the principal balance of each Term Loan Advance (including, for the avoidance of doubt, any PIK Interest added to principal pursuant to Section 2.1(c)(ii)) shall bear interest thereon from such Advance Date at the Term Loan Interest Rate based on a year consisting of 360 days, with interest computed daily based on the actual number of days elapsed. The Term Loan Interest Rate will float and change on the day the Prime Rate changes from time to time; and
(ii)     PIK Interest. In addition to interest accrued pursuant to Section 2.1(c)(i) at the Term Loan Interest Rate, commencing on the Fourth Amendment Date, the principal balance of each Term Loan Advance shall bear “payment-in kind” interest at the PIK Interest Rate based on a year consisting of 360 days, with interest computed daily based on the actual number of days elapsed (“PIK Interest”), which PIK Interest shall be added to the outstanding principal balance so as to increase the outstanding principal balance of the Term Loan Advance on each payment date for such Term Loan Advance and which amount shall be payable when the aggregate outstanding principal amount of the Term Loan Advance is payable in accordance with Section 2.1(d) or otherwise hereunder.”
(f)    The Loan Agreement is hereby amended by amending and restating Section 2.1(d) thereof as follows:
“    (d)    Payment. Borrower will pay interest (other than PIK Interest) on each Term Loan Advance on the first Business Day of each calendar month,

beginning the calendar month after its Advance Date. Borrower shall repay the aggregate outstanding principal balance of the Term Loan Advances on the day immediately preceding the Amortization Date (excluding all accrued PIK Interest added to such principal balance prior to such date), in equal monthly installments of principal and interest (mortgage style) beginning on the Amortization Date and continuing on the first Business Day of each calendar month thereafter until the Term Loan Maturity Date. The entire Term Loan principal balance (including all accrued PIK Interest added to the principal balances set forth in Section 2.1(c)(ii)) and all accrued but unpaid interest hereunder shall be due and payable on the Term Loan Maturity Date. Borrower shall make all payments under this Agreement without setoff, recoupment or deduction and regardless of any counterclaim or defense. Lender will initiate debit entries to the Borrower’s account as authorized on the ACH Authorization (i) on each payment date of all periodic obligations payable to Lender under each Term Loan Advance and (ii) out-of-pocket legal fees and costs incurred by Agent or Lender in connection with Section 11.11 of this Agreement. Once repaid, a Term Loan Advance or any portion thereof may not be reborrowed. All payments from Borrower or any other Consolidated Group member to Agent and/or Lender with respect to the Secured Obligations shall be made in US Dollars and all Secured Obligations shall be deemed payable in US Dollars.”
(g)    The second (2nd) sentence of Section 2.2 of the Loan Agreement is hereby amended in its entirety and replaced with the following:
“If a court of competent jurisdiction shall finally determine that Borrower has actually paid to Lender an amount of interest in excess of the amount that would have been payable if all of the Secured Obligations had at all times borne interest at the Maximum Rate, then such excess interest actually paid by Borrower shall be applied as follows: first, to the payment of the Secured Obligations consisting of the outstanding principal of the Term Loan Advances (including any accrued PIK Interest added to the principal balance); second, after all principal is repaid, to the payment of Lender’s accrued interest, costs, expenses, reasonable professional fees and any other Secured Obligations; and third, after all Secured Obligations are repaid, the excess (if any) shall be refunded to Borrower.”
(h)    The first (1st) sentence of Section 2.4 of the Loan Agreement is hereby amended in its entirety and replaced with the following:
“At its option upon at least five (5) Business Days prior notice to Agent, Borrower may prepay all or any portion of the outstanding Advances by paying the entire principal balance (or such portion thereof), and all accrued and unpaid interest with respect to the principal balance being prepaid thereon, together with a prepayment charge equal to the following percentage of the principal amount of the Term Loan Advance being prepaid (including any accrued PIK Interest added to the principal balance that is prepaid): (a) if such amounts are prepaid in any of the first twelve (12) months following the Fourth Amendment Date, three percent (3.0%); (b) if such amounts are prepaid after twelve (12) months but prior to twenty-four (24) months following the Fourth Amendment Date, two percent (2.0%); and (c) if such amounts are prepaid at any time thereafter, one percent (1.0%) (each, a “Prepayment Charge”).”

(i)    Section 7.1 of the Loan Agreement shall be amended by deleting the following text appearing at the end of subsection (e) thereof: “; and”, deleting the following text appearing at the end of subsection (f) thereof: “.”, and inserting in lieu thereof the following text: “; and”, and inserting the following new subsection (g) thereof to appear immediately after the existing subsection (f) thereof: “(g) as soon as practicable (and in any event within fourteen (14) days) after the end of each calendar month, a report showing agings of accounts receivable and accounts payable.”
(j)    Section 7.16 of the Loan Agreement (Financial Covenants) is hereby amended and restated in its entirety to read as follows:
“    7.16    Financial Covenants.
(a)    Net Revenue. Commencing on October 31, 2016, and at all times thereafter, the Consolidated Group shall have achieved net revenues from sales of Borrower Products for the six-month period ending on the date of determination, tested monthly at the end of each Tested Month, in an amount greater than or equal to the Net Revenue Required Amount.
(b)    Adjusted EBITDA. The Consolidated Group shall have achieved Adjusted EBITDA for the immediately preceding six-month period, tested monthly at the end of each Tested Month, in an amount greater than or equal to the Adjusted EBITDA Required Amount.

(c)    Commencing on the Fourth Amendment Date and at all times thereafter, the Consolidated Group shall at all times (to be tested at all times) maintain Liquidity of not less than the Minimum Required Liquidity Amount.”
(k)    The Compliance Certificate appearing as Exhibit F to the Loan Agreement is hereby amended and restated in its entirety with the Compliance Certificate appearing as Exhibit A hereto.
(l)    Schedule 1.1 is hereby amended and restated in its entirety with the Schedule 1.1 appearing as Exhibit B hereto.
3.    Conditions to Effectiveness. Agent, Lender and Borrower agree that this Amendment shall become effective upon the satisfaction of the following conditions precedent, each in form and substance satisfactory to Agent and Lender:
(a)    Agent and Lender shall have received a fully-executed counterpart of this Amendment signed by Borrower, that certain Warrant Agreement dated as of the Fourth Amendment Date (the “Additional Warrant”) signed by Alimera Sciences, Inc., a Delaware corporation (“Alimera US”), and the fully-executed Adjusted EBITDA Letter Agreement;
(b)    As of the Fourth Amendment Date, no fact or condition exists that would (or would, with the passage of time, the giving of notice, or both) constitute an Event of Default;

(c)    The Agent shall have received certified resolutions of Borrower’s board of directors and an authorized person of each Guarantor evidencing approval of this Amendment and Alimera US’s board of directors evidencing approval of this Amendment and the Additional Warrant;
(d)    Agent shall have received the Acknowledgement of Amendment and Reaffirmation of Guaranty and Grant of Security substantially in the form attached hereto as Exhibit C;
(e)    Borrower’s payment to Agent, for the ratable benefit of Lenders, of a fully-earned, non-refundable facility charge in an amount equal to Three Hundred Thirty-Seven Thousand Five Hundred Dollars ($337,500.00); and
(f)    Borrower shall have paid all reasonable and documented out-of-pocket fees and expenses incurred by the Agent and Lender in connection with this Amendment, including, but not limited to, all legal fees and expenses, payable pursuant to Section 11.11 of the Loan Agreement.
4.    Representations and Warranties. Borrower hereby represents and warrants to Agent and Lender as follows:
(a)    Representations and Warranties in the Agreement. The representations and warranties of Borrower set forth in Section 5 of the Loan Agreement are true and correct in all material respects on and as of the Fourth Amendment Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.
(b)    Authority, Etc. The execution and delivery by Borrower of this Amendment and the Additional Warrant and the performance by Borrower of all of its agreements and obligations under the Loan Agreement, the Warrant and the other Loan Documents, as amended hereby, are within the corporate or limited liability company authority, as applicable, of Borrower and have been duly authorized by all necessary corporate action on the part of Borrower. With respect to Borrower, the execution and delivery by Borrower of this Amendment and the Additional Warrant does not and will not require any registration with, consent or approval of, or notice to any Person (including any governmental authority).
(c)    Enforceability of Obligations. This Amendment, the Additional Warrant, the Loan Agreement, the Warrant and the other Loan Documents, as amended hereby, constitute the legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their terms, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium, general equitable principles or other laws relating to or affecting generally the enforcement of, creditors’ rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.
(d)    No Default. Immediately after giving effect to this Amendment (i) no fact or condition exists that would (or would, with the passage of time, the giving of notice, or both) constitute an Event of Default, and (ii) no event that has had or could reasonably be expected to have a Material Adverse Effect has occurred and is continuing.

5.    Reaffirmations. Except as expressly provided in this Amendment, all of the terms and conditions of the Loan Agreement and the other Loan Documents remain in full force and effect. Nothing contained in this Amendment or the Additional Warrant shall in any way prejudice, impair or effect any rights or remedies of Lender under the Loan Agreement, the Debenture, the Warrant and the other Loan Documents. Except as specifically amended hereby, Borrower hereby ratifies, confirms, and reaffirms all covenants contained in the Loan Agreement, the Warrant and the other Loan Documents. The Loan Agreement, together with this Amendment, shall be read and construed as a single agreement. All references in the Loan Documents to the Loan Agreement or any other Loan Document shall hereafter refer to the Loan Agreement or such other Loan Document as amended hereby.
6.    Execution in Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but which together shall constitute one instrument.
7.    Miscellaneous.
(a)    THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, EXCLUDING CONFLICT OF LAWS PRINCIPLES THAT WOULD CAUSE THE APPLICATION OF LAWS OF ANY OTHER JURISDICTION.
(b)    The captions in this Amendment are for convenience of reference only and shall not define or limit the provisions hereof.
(c)    This Amendment expresses the entire understanding of the parties with respect to the transactions contemplated hereby. No prior negotiations or discussions shall limit, modify, or otherwise affect the provisions hereof.
(d)    Any determination that any provision of this Amendment or any application hereof is invalid, illegal or unenforceable in any respect and in any instance shall not affect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality or enforceability of any other provisions of this Amendment.

[Signature Page Follows]

IN WITNESS WHEREOF, Borrower, Lender and the Agent have duly executed and delivered this Amendment as of the day and year first above written.

BORROWER:

ALIMERA SCIENCES LIMITED

Signature:    /s/ Richard S. Eiswirth, Jr.
Print Name:    Richard S. Eiswirth, Jr.
Title:        Director
Accepted in Palo Alto, California:
LENDER:
HERCULES CAPITAL FUNDING TRUST 2014-1, a statutory trust created and existing under the laws of the State of Delaware
By: Hercules Capital, Inc., its Servicer
Signature:    /s/ Jennifer Choe
Print Name:    Jennifer Choe
Title:        Assistant General Counsel
HERCULES CAPITAL, INC.

Signature:    /s/ Jennifer Choe
Print Name:    Jennifer Choe
Title:        Assistant General Counsel

AGENT:
HERCULES CAPITAL, INC.

Signature:    /s/ Jennifer Choe
Print Name:    Jennifer Choe
Title:        Assistant General Counsel

EXHIBIT A
EXHIBIT F
COMPLIANCE CERTIFICATE
Hercules Capital, Inc.
400 Hamilton Avenue, Suite 310
Palo Alto, CA 94301
Reference is made to that certain Loan and Security Agreement dated April 24, 2014 and the Loan Documents (as defined therein) entered into in connection with such Loan and Security Agreement, all as may be amended from time to time (hereinafter referred to collectively as the “Loan Agreement”), by and among Hercules Capital, Inc. (the “Agent”), the several banks and other financial institutions or entities from time to time party thereto (collectively, the “Lender”), and ALIMERA SCIENCES LIMITED, a company registered under the laws of England and Wales under company number 08018355 and having its registered office at Centaur House, Ancells Road, Fleet, Hampshire, United Kingdom, GU51 2UJ (the “Company”) as Borrower. All capitalized terms not defined herein shall have the same meaning as defined in the Loan Agreement.
The undersigned is an Officer of the Company, knowledgeable of all financial matters relating to the Consolidated Group, and is authorized to provide certification of information regarding the Company and the Consolidated Group; hereby certifies, in such capacity, that in accordance with the terms and conditions of the Loan Agreement, the Company is in compliance for the period ending ___________ of all covenants, conditions and terms and hereby reaffirms that all representations and warranties contained therein are true and correct on and as of the date of this Compliance Certificate with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, after giving effect in all cases to any standard(s) of materiality contained in the Loan Agreement as to such representations and warranties. Attached are the required documents supporting the above certification. The undersigned further certifies that these are prepared in accordance with GAAP (except for the absence of footnotes with respect to unaudited financial statement and subject to normal year end adjustments) and are consistent from one period to the next except as explained below.
REPORTING REQUIREMENT            REQUIRED            CHECK IF ATTACHED
Interim Financial Statements             Monthly within 30 days            _______
Interim Financial Statements             Quarterly within 30 days            _______
Audited Financial Statements             FYE within 91 days            _______
Aged Listings of A/R and A/P            Monthly within 14 days            _______
The undersigned hereby also confirms the below disclosed accounts represent all depository accounts and securities accounts presently open in the name of each member of the Consolidated Group and/or its Subsidiary/Affiliate, as applicable.

	Depository AC #	Financial Institution	Account Type (Depository / Securities)	Last Month Ending Account Balance	Purpose of Account
BORROWER/GUARANTOR Name/Address:

1
2
3
4
5
6
7

SUBSIDIARY / AFFILIATE COMPANY Name/Address
1
2
3
4
5
6
7

Very Truly Yours,

ALIMERA SCIENCES LIMITED

Signature:    _______________________
Print Name:    _______________________
Title:        _______________________

EXHIBIT B

SCHEDULE 1.1
COMMITMENTS

EXISTING TERM LOANS

LENDER	EXISTING TERM LOAN
HERCULES CAPITAL FUNDING TRUST 2014-1	$10,000,000
HERCULES CAPITAL, INC.	$25,000,000
TOTAL COMMITMENTS	$35,000,000

ADDITIONAL TERM LOANS

LENDER	TRANCHE	TERM COMMITMENT
HERCULES CAPITAL, INC.	THIRD DRAW PERIOD	$5,000,000
HERCULES CAPITAL, INC.	FOURTH DRAW PERIOD	$5,000,000
TOTAL COMMITMENTS		$10,000,000

Exhibit 10.45

EXHIBIT C

ACKNOWLEDGMENT OF AMENDMENT
AND REAFFIRMATION OF GUARANTY AND GRANT OF SECURITY

Section 1.    Reference is hereby made to that certain Loan and Security Agreement (as has been and as may be further amended, modified, supplemented, restated and/or amended and restated from time to time, the “Loan Agreement”), dated as of April 24, 2014 (the “Effective Date”), by and among (a) ALIMERA SCIENCES LIMITED, a company registered under the laws of England and Wales under company number 08018355 and having its registered office at Centaur House, Ancells Road, Fleet, Hampshire, United Kingdom, GU51 2UJ (“Borrower”), (b) the several banks and other financial institutions or entities from time to time parties to this Loan Agreement (as defined below) (collectively, referred to as “Lender”), and (c) HERCULES CAPITAL, INC., a Maryland corporation, in its capacity as administrative agent for itself and Lender (in such capacity, the “Agent”). Capitalized terms used herein but not otherwise defined herein shall have the meaning given such terms in the Loan Agreement.

Section 2.    Reference is further made to (a) with respect of each undersigned Guarantor, a certain Unconditional Guaranty, dated as of the Effective Date, by such Guarantor in favor of Agent and Lender (as may be amended, modified, supplemented, restated and/or amended and restated from time to time, each a “Guaranty” and, collectively, the “Guarantees”), (b) that certain Security Agreement, dated as of the Effective Date, by and among Alimera Sciences, Inc., a Delaware corporation (“Alimera US”), Lenders, and Agent (as may be amended, modified, supplemented, restated and/or amended and restated from time to time, the “Alimera US Security Agreement”), and (c) that certain Deed and Disclosed Pledge of Receivables, dated as of the Effective Date, by and among ALIMERA SCIENCES B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of The Netherlands, having its corporate seat in Eindhoven, The Netherlands with registered address at Naritaweg 165, 1043 BW Amsterdam, The Netherlands and registered with the Dutch Commercial Register under number 56645775 (“Alimera B.V.”), ALIMERA SCIENCES (DE), LLC, established and existing under the laws of the State of Delaware, United States of America, having its registered office at Wilmington, New Castle County, Delaware, United States of America, and its principal place of business at c/o Alimera Sciences, Inc., 6120 Windward Parkway, Suite 290, Alpharetta, GA 30005, United States of America, acting in its capacity of general partner of AS C.V., a limited partnership agreement (commanditaire vennootschap) incorporated under the laws of The Netherlands, having its seat in Amsterdam, The Netherlands with registered address at with registered address at Naritaweg 165, 1043 BW Amsterdam, The Netherlands and registered with the Dutch Commercial Register under number 57184607 (“Alimera C.V.”), Borrower, Alimera US and Agent (the “Dutch Security Agreement”).

Section 3.     Each undersigned Guarantor hereby acknowledges and confirms that it has reviewed and approved the terms and conditions of that certain Fourth Amendment to Loan and Security Agreement, dated as of even date herewith, by and among Borrower, Agent and Lender.

Section 4.    Each undersigned Guarantor hereby consents to the Amendment and agrees that the Guaranty relating to the Secured Obligations of Borrower under the Loan Agreement, the Alimera US Security Agreement and the Dutch Security Agreement shall each continue in full force and effect, shall each be valid and enforceable and shall each not be impaired or otherwise affected by the execution of the Amendment, any prior amendment or any other document or instruction delivered in connection therewith.

Exhibit 10.45

Section 5.    Each undersigned Guarantor represents and warrants that, after giving effect to the Amendment, all representations and warranties contained in each Guaranty, the Alimera US Security Agreement, and the Dutch Security Agreement are true, accurate and complete as if made the date hereof.

Section 6.     Each undersigned Guarantor hereby acknowledges and agrees that such Guarantor does not now have, and has never had, any claims, counterclaims, offsets, or defenses against Agent or Lender directly or indirectly relating to such Guarantor’s relationship with, and/or such Guarantor’s obligations to, Agent or Lender, and to the extent that such Guarantor has or ever had any such claims, counterclaims, offsets, or defenses, then Guarantor affirmatively WAIVES the same, other than claims, counterclaims, offsets or defenses arising from Agent’s or Lender’s gross negligence or willful misconduct.

Dated as of October 20, 2016

GUARANTOR:

ALIMERA SCIENCES, INC.

By: __________________________
Name:
Title:

ALIMERA SCIENCES, B.V.

By: __________________________
Trust International Management (T.I.M.) B.V.
Name:
As: Managing Director A

ALIMERA SCIENCES, B.V.

By: __________________________
Richard S. Eiswirth, Jr.
As: Managing Director B

ALIMERA SCIENCES (DE), LLC acting in its capacity of general partner of AS C.V.

By: __________________________
Name:
Title: